Exhibit 1.1

Tradeweb Markets Inc.

Class A Common Stock, par value $0.00001 per share

Underwriting Agreement

[●], 2020

J.P. Morgan Securities LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

As representatives of the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Tradeweb Markets Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional shares of Class A Common Stock of the Company (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

For the avoidance of doubt, it shall be understood and agreed that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include Tradeweb Markets LLC, a Delaware limited liability company (“TWM LLC”), and its subsidiaries.

1.          (a)     Each of the Company and TWM LLC (each, a “Tradeweb Party” and collectively, the “Tradeweb Parties”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i)          A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and to you for each of the other Underwriters, including all documents incorporated by reference in the prospectus included therein, but excluding exhibits to the Initial Registration Statement, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, and any documents incorporated therein pursuant to Item 12 of Form S-1 under the Act, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; any reference to a Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-1 under the Act as of the date of such Registration Statement, the Pricing Prospectus or the Prospectus, as the case may be;

(ii)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(b) hereof;

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(iii)       From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”);

(iv)       For the purposes of this Agreement, the “Applicable Time” is [--:--] [a.m./p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(c) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(b) hereof;

(v)        The documents incorporated by reference in the Pricing Prospectus and the Prospectus, as the case may be, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)       The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. As of the applicable effective date as to each part of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, in each case, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(b) hereof;

(vii)      Each Tradeweb Party (i) has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware, (ii) has corporate power or limited liability company power, as applicable, and authority (x) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, as applicable and (y) to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign entity to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of clauses (ii) and (iii) where the failure to have such power or authority or be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change, a “Material Adverse Effect”);

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(viii)     Schedule III to this Agreement includes a true and complete list of each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”); each Subsidiary, other than TWM LLC, (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (ii) and (iii), where the failure to be so organized and in existence, to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ix)        Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or material interference with the business of the Company and its Subsidiaries, considered as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, (i) there has been no Material Adverse Effect and (ii) the Company and its subsidiaries, considered as one entity, have not (x) incurred any material liability or obligation (whether indirect, direct or contingent) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) except as otherwise disclosed in the Pricing Prospectus, entered into any material transaction or agreement, in each case, not in the ordinary course of business, except for transactions and agreements related to the issuance and sale of the Shares and the use of the net proceeds therefrom, including this Agreement;

(x)         The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xxiii) hereof, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(xi)        As of [•], the Company has an authorized capitalization as set forth in the Pricing Prospectus and, after giving effect to the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section entitled “Capitalization”; all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of capital stock contained in the Pricing Prospectus and the Prospectus; and all of the issued equity interests of TWM LLC and its Subsidiaries have been duly authorized and issued, and except as otherwise disclosed in the Pricing Prospectus and the Prospectus, are owned directly or indirectly by TWM LLC, free and clear of all liens, encumbrances, equities or claims;

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(xii)       [Reserved]

(xiii)      None of the Company or its subsidiaries is in violation of its charter or by-laws or similar organizational documents, as applicable, or is in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries may be bound, or to which any of their respective property or assets is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not reasonably be expected to adversely affect the consummation of the transactions herein contemplated or any of the Tradeweb Parties’ obligations under this Agreement;

(xiv)     The execution and delivery of this Agreement, the issuance and sale of the Shares to be sold by the Company and the compliance by the Tradeweb Parties with this Agreement and the consummation of the transactions herein contemplated (i) will not result in any violation of the charters or by-laws or similar organizational document of any Tradeweb Party, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Time of Delivery) of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree of any Governmental Authority (as defined below) applicable to the Company or its subsidiaries, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not reasonably be expected to adversely affect the consummation of the transactions contemplated herein by the Tradeweb Parties or any of their obligations under this Agreement; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any self-regulatory organization, court, administrative agency or commission, or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or its subsidiaries (each, a “Governmental Authority”) is required for the issuance and sale of the Shares by the Company or the consummation by the Tradeweb Parties of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (iii) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) as shall have been obtained or made prior to the Time of Delivery, except where the failure to obtain such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Company to issue and sell the Shares, the consummation by the Tradeweb Parties of the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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(xv)       The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Class A Common Stock, fairly summarize such terms in all material respects; and the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and subject to the limitations, qualifications, assumptions and statements of the Company’s beliefs set forth therein, are accurate in all material respects;

(xvi)      Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there are no material legal, governmental, or self-regulatory actions, suits or proceedings pending or, to the Tradeweb Parties’ knowledge, threatened, by a Governmental Authority or others (i) against or affecting the Company or its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or its subsidiaries that, in the case of clauses (i) and (ii) would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the transactions contemplated by this Agreement; such legal, governmental or self-regulatory proceedings include, but are not limited to, (i) any investigation with respect to any cease-and-desist order, consent agreement, any commitment letter or similar undertaking, memorandum of understanding or other regulatory enforcement action, proceeding or order or (ii) any directive by the Commission, FINRA or any other applicable Governmental Authority that currently restricts in any material respect the conduct of the business of the Company or its Subsidiaries or that relates to their capital adequacy, their management or their business. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its Subsidiaries or any of their respective officers, directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Authority arising under applicable laws or regulations which would be required to be disclosed on the registration form of a Regulated Entity (as defined below), except as disclosed thereon, and no such disciplinary proceeding or order is pending or, to the knowledge of the Tradeweb Parties, threatened nor, to the knowledge of the Tradeweb Parties, do grounds exist for any such material action by any Governmental Authority; and except as disclosed on such registration form, neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has been enjoined by the order, judgment or decree of any Governmental Authority from engaging in or continuing any conduct or practice in connection with any activity carried out by the Company or its Subsidiaries.

(xvii)     None of the Tradeweb Parties is, nor after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xviii)    At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xix)      Deloitte & Touche LLP, who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company included in the Registration Statement, are independent with respect to the Company and its subsidiaries within the applicable rules and regulations of the Commission and as required by the Act;

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(xx)       PricewaterhouseCoopers LLP, who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of TWM LLC included in the Registration Statement, were independent with respect to TWM LLC and its subsidiaries within the applicable rules and regulations of the Commission and as required by the Act during the periods covered by their audit;

(xxi)      The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company is not aware of any material weaknesses in its internal control over financial reporting; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxii)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system;

(xxiii)    This Agreement has been duly authorized, executed and delivered by each of the Tradeweb Parties, and conforms in all material respects to the description thereof contained in the Pricing Prospectus;

(xxiv)    The consolidated historical financial statements of the Company and TWM LLC, as applicable, and their respective consolidated subsidiaries, and the related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and TWM LLC, as applicable, and their respective consolidated subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The historical financial data of the Company and TWM LLC, as applicable, and their respective subsidiaries, included in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Summary—Summary Historical and Pro Forma Consolidated Financial and Other Data” and “Selected Historical Consolidated Financial and Other Data” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements of the Company and TWM LLC, as applicable, contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto;

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(xxv)     The pro forma financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Consolidated Financial Information” present fairly in all material respects the information contained therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and the assumptions used in the preparation thereof are believed by the Tradeweb Parties to be reasonable and the adjustments used therein are believed by the Tradeweb Parties to be appropriate to give effect to the transactions and circumstances referred to therein;

(xxvi)    No transaction has occurred between or among the Company, TWM LLC and any of their officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(xxvii)   There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(xxviii)  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus: (i) the Company and its subsidiaries, and their respective operations, are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of the environment and of human health (as it relates to exposure to Materials of Environmental Concern (as defined below), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in any form (collectively, “Materials of Environmental Concern”), or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company and its subsidiaries have received notice, and no notice by any person or entity alleging violation of or actual or potential liability on the part of any of the Company or its subsidiaries, in each case, under the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Tradeweb Parties, threatened against the Company and its subsidiaries or, to the knowledge of the Tradeweb Parties, any person or entity whose liability for any Environmental Claim that the Company and its subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Tradeweb Parties, there are no past or present actions, activities, circumstances, conditions, events or occurrences, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would be expected to result in a violation of or liability of the Company or its subsidiaries under any Environmental Law or form the basis of an Environmental Claim against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim that the Company and its subsidiaries have retained or assumed either contractually or by operation of law;

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(xxix)    The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply;

(xxx)      Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries own or possess or have a license for sufficient trademarks, trade names, patent rights, copyrights, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to so own or possess or have a license would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement with asserted Intellectual Property Rights of others, which is still unresolved and which alleged infringement, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect;

(xxxi)     Except as would not, either individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (“Plan”) established or maintained by the Company and its subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA (“Pension Plan”) established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates; (iii) no Pension Plan established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates, if such Pension Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code (as defined below), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates; (v) none of the Company, its subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a current favorable Internal Revenue Service (“IRS”) determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Tradeweb Parties, no event, whether by action or failure to act, has occurred since the date of such qualification that would materially and adversely affect such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company and its subsidiaries are a member;

(xxxii)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (I) there is (a) no unfair labor practice complaint pending or, to the Tradeweb Parties’ knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Tradeweb Parties’ knowledge, threatened against the Company or any of its subsidiaries, (b) no strike, labor dispute, slowdown or stoppage pending or, to the Tradeweb Parties’ knowledge, threatened against any of its subsidiaries and (c) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Tradeweb Parties’ knowledge, no union organizing activities taking place and (II) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

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(xxxiii)   The Company and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(xxxiv)  The Company and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect, and none of the Company or its subsidiaries have received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxxv)   The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, cables and links and all other information technology equipment owned, licensed, leased or otherwise used by the Company and its subsidiaries operate in a manner that permits the Company and its subsidiaries to conduct their respective businesses as currently conducted, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxvi)  Except as disclosed in the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (I)(x) to the Tradeweb Parties’ knowledge, there has been no security breach or other compromise of, or relating to, the Company or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) neither the Company nor any of its subsidiaries have been notified of, or have knowledge of, any event or condition that would reasonably be expected to result in, a security breach or other compromise to their IT Systems and Data; (II) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (III) the Company and its subsidiaries have implemented reasonable backup and disaster recovery technology consistent in all material respects with industry standards and practices;

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(xxxvii)  Each of Dealerweb Inc., Tradeweb LLC and Tradeweb Direct LLC (the “Broker-Dealers”) is registered as a broker-dealer with the Commission, each of Dealerweb Inc., Tradeweb LLC, Tradeweb Europe Limited, TW SEF LLC and DW SEF is registered with the CFTC (the “CFTC Registrants” and, together with the Broker-Dealers, the “U.S.-Regulated Entities”) and each subsidiary of the Company, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer or other regulated entity in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with any of the U.S.-Regulated Entities or any other regulated subsidiary (including foreign subsidiaries) of the Company (the “Regulated Entities”) are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with any of the Regulated Entities requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than with respect to customers that are subsidiaries of the Company, the business activities engaged in by each Regulated Entity do not involve the handling of customer funds or securities. The operations of each Regulated Entity have been conducted in compliance with applicable requirements of the Exchange Act, the Commodity Exchange Act (“CEA”) and other applicable laws and the rules and regulations of the Commission, the CFTC and each applicable self-regulatory organization and state securities regulatory authority, including, with respect to the Broker-Dealers, the implementation and maintenance of risk management controls and supervisory procedures in compliance with Rule 15c3-5 under the Exchange Act, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company, any of its subsidiaries or, to the Company’s or its subsidiaries’ knowledge, any of their respective Associated Persons (as defined under the CEA, the Exchange Act or the by-laws of FINRA or NFA, as applicable) is (i) ineligible or disqualified pursuant to either the Exchange Act or the CEA, as applicable, to serve as an introducing broker or broker-dealer or as a person “associated” with an introducing broker or broker-dealer, (ii) subject to “statutory disqualification” (as such term is defined in the Exchange Act or the CEA, as applicable) or (iii) subject to a disqualification that would be a basis for censure or suspension or revocation of registration as an introducing broker or securities broker-dealer under the Exchange Act or the CEA, as applicable, or similar state law;

(xxxviii) The Company and each of its subsidiaries, if applicable, have duly filed with the Commission and FINRA, as the case may be, in correct form the reports, data, other information returns and other applications required to be filed under applicable laws and regulations and such reports, data, other information returns and other applications were complete and accurate and in compliance with the requirements of applicable laws and regulations as of the time of filing, except in each case as would not reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries have previously delivered or made available to each Underwriter, to the extent such Underwriter has requested the same, accurate and complete copies in all material respects of all such reports, data, other information returns and other applications; and except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor any of its applicable subsidiaries (i) is subject to any formal or informal enforcement or supervisory action by the Commission or FINRA, or (ii) expects to be subject to any formal or informal enforcement or supervisory action by the Commission or FINRA that would be reasonably expected to result in a Material Adverse Effect;

(xxxix)   Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

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(xl)        The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(xli)       None of the Company and its subsidiaries or, to the knowledge of the Tradeweb Parties, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or its subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) (x) taken or is aware of any action, directly or indirectly, that could result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010, as amended and the rules and regulations thereunder (“UK Act”), or similar applicable law of any other jurisdiction or the rules and regulations thereunder or (y) taken or is aware of any action, directly or indirectly, that could result in a sanction for violation by such persons of any provision of the FCPA, the UK Act or similar applicable law of any other jurisdiction; or (d) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of the FCPA, the UK Act, or similar applicable law of any other jurisdiction. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA, the UK Act and similar applicable laws of any other jurisdiction and the rules and regulations thereunder. No part of the proceeds of the offering of the Shares will be used in violation of the FCPA, the UK Act or similar applicable law of any other jurisdiction or the rules or regulations thereunder;

(xlii)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or arbitrator involving the Company or any of its subsidiaries with respect to compliance with the Money Laundering Laws is pending or, to the knowledge of the Tradeweb Parties, threatened;

(xliii)     None of the Company and its subsidiaries or, to the knowledge of the Tradeweb Parties, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries (a) is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (b) will use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering of the Shares, whether as underwriter, advisor, investor or otherwise);

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(xliv)     None of the Company and its subsidiaries or, to the knowledge of the Tradeweb Parties, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries, is an individual or entity that is, or is 50% or more owned or otherwise controlled by or is acting on behalf of an individual or entity that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(xlv)      None of the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Company or any of its subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries, in each case except as permitted by applicable law;

(xlvi)     None of the Company or any of its subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xlvii)    The statistical and market related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xlviii)   There are (and prior to the Time of Delivery, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act;

(xlix)     Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and have paid all taxes (and any related interest, penalties and additions to tax) required to be paid by them (whether or not shown on a tax return and including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; (ii) there are no current, pending or, to the knowledge of the Tradeweb Parties, threatened tax audits, assessments or other claims or proceedings with respect to the Company or any of its subsidiaries; and (iii) the Company and each of its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign taxes in any jurisdiction (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Company and its subsidiaries (as applicable) has not been finally determined;

(l)          Other than New York State stock transfer tax, there are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state or any political subdivision thereof required to be paid in connection with the execution and delivery of this Agreement or the sale by the Company of the Shares; and

(li)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

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2.          Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause 2 of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3.          Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.          (a)  The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2020, or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

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(b)        The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.          The Company agrees with each of the Underwriters:

(a)         To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)        Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

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(c)        Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)        To make generally available to the Company’s securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)        During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to, and to cause TWM LLC not to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except the filing by the Company of any registration statement on Form S-8 (or any successor form) with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans), including but not limited to any options or warrants to purchase shares of Class A Common Stock, Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), Class C common stock, par value $0.00001 per share (the “Class C Common Stock”), or Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Common Stock (including, without limitation, limited liability company interests in TWM LLC, or the LLC Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of any series of Common Stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise (other than in the case of clauses (i) and (ii), (A) the Shares to be sold hereunder, (B) the issuance of options to purchase shares of any series of Common Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Registration Statement, Pricing Prospectus and Prospectus, (C) any shares of any series of Common Stock issued upon the exercise of options granted under such stock option or similar plans described in the Registration Statement, Pricing Prospectus and Prospectus, (D) shares of any series of Common Stock or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement (including for the avoidance of doubt, (x) Class A Common Stock issuable in exchange for LLC Units or Class B Common Stock and (y) Class B Common Stock issuable in exchange for LLC Units), and (E) the issuance of up to 5% of the outstanding shares of Class A Common Stock (assuming all outstanding LLC Units and all outstanding shares of Class B Common Stock are exchanged for, in each case, newly issued shares of Class A Common Stock on a one-to-one basis) or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, provided that, in the case of this clause (F) each recipient of such Class A Common Stock shall execute and deliver to the Representatives, on or prior to the issuance of such Class A Common Stock, a lock-up agreement substantially to the effect set forth in Annex II), without the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley;

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(f)         During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(g)        To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a); and

(i)          To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period.

6.          (a)     The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)        The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

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(c)         The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)        Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 9(b) hereof).

7.          The Company covenants and agrees with the several Underwriters that:

(a)        the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Tradeweb Parties’ accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq Global Market (the “Exchange”); and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters (such counsel fees and disbursements together with any counsel fees and disbursements incurred pursuant to clause (iii) above not to exceed $20,000) in connection with, any required review by FINRA of the terms of the sale of the Shares;

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(b)         the Company will pay or cause to be paid (i) the cost of preparing share certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section, including any transfer taxes payable on the original sale, issuance and delivery of the Shares to the Underwriters; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost). In connection with clause (iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such payment not rebated; and

(c)         except as provided in this Section, and Sections 9 and 10(b) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Tradeweb Parties herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Tradeweb Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)        Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c)         Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Tradeweb Parties, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(d)        On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)         On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of the Company and TWM LLC shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to you;

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(f)            (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) and (ii) is in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)            The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto;

(j)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement; and

(k)            The Tradeweb Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and TWM LLC, as applicable, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Tradeweb Parties, respectively, herein at and as of such Time of Delivery, as to the performance in all material respects by each of the Tradeweb Parties, respectively, of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Tradeweb Parties shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8 and the Tradeweb Parties shall have furnished such other certificates and documents as you may reasonably request.

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9.     (a) Each of the Tradeweb Parties, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Tradeweb Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Tradeweb Parties by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such under subsection (b) of this Section 9;

(b)            Each Underwriter will, severally and not jointly, indemnify and hold harmless each Tradeweb Party and its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Tradeweb Party, within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities to which such Tradeweb Party and its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Tradeweb Party within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any Section 5(d) Writing or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Tradeweb Parties by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in this subsection (b); and will reimburse each Tradeweb Party, its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Tradeweb Party within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Tradeweb Party, its directors, officers and employees and each person, if any, who controls, as of the date hereof, such Tradeweb Party within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by the Underwriters consists of the following information: (i) the names of the Underwriters appearing on the front and back cover pages of the Preliminary Prospectus and the Prospectus; (ii) the names of the Underwriters set forth in the table of Underwriters in the first paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus; (iii) the third paragraph of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus concerning the terms of offering by the Underwriters; and (iv) the twelfth, thirteenth and fourteenth paragraphs of text under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus concerning transactions that stabilize, maintain or otherwise affect the price of the Shares.

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(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Tradeweb Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Tradeweb Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Tradeweb Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Tradeweb Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Tradeweb Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Tradeweb Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            The obligations of the Tradeweb Parties under this Section 9 shall be in addition to any liability which the Tradeweb Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Tradeweb Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

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10.   (a)            If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on the terms of this Agreement. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Tradeweb Parties, except for the expenses to be borne by the Tradeweb Parties or the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Tradeweb Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Tradeweb Parties, or any officer or director or controlling person of the Tradeweb Parties and shall survive delivery of and payment for the Shares.

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12.           If this Agreement shall be terminated pursuant to Section 10 hereof, the Tradeweb Parties shall not be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Tradeweb Parties, jointly and severally, will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Tradeweb Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and TWM LLC, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469, to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Douglas Friedman, General Counsel and Secretary; and if to any of the parties that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to the respective address provided in Schedule IV hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(b) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile Number: 1-646-291-1469, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

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14.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Tradeweb Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls any Tradeweb Party or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.           Each Tradeweb Party acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Tradeweb Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Tradeweb Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Tradeweb Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the Tradeweb Parties on other matters) or any other obligation to any of the Tradeweb Parties except the obligations expressly set forth in this Agreement and (iv) each of the Tradeweb Parties has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Tradeweb Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Tradeweb Parties, in connection with such transaction or the process leading thereto.

17.            This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Tradeweb Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18.           This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.           The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.           Each of the Tradeweb Parties and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile or electronic signatures shall constitute original signatures for all purposes.

22.           Notwithstanding anything herein to the contrary, the Tradeweb Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Tradeweb Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

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23.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

27

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and TWM LLC. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and TWM LLC for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Tradeweb Markets Inc.

By:
Name:
Title:

Tradeweb Markets LLC

By:
Name:
Title:

Accepted as of the date hereof

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC	[●]	[●]
Barclays Capital Inc.	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
Goldman Sachs & Co. LLC	[●]	[●]
Morgan Stanley & Co. LLC	[●]	[●]
	[●]	[●]
	[●]	[●]
Total	[●]	[●]

SCHEDULE II

(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic road show

(b)          Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters from the Company is [•].

The number of Optional Shares to be sold by the Company at the option of the Underwriters is up to [•].

(c)          Section 5(d) Writings

None.

31

SCHEDULE III

Significant Subsidiaries

BondDesk Group LLC

Tradeweb Direct LLC

Tradeweb Global Holding LLC

Tradeweb Global LLC

Tradeweb LLC

Tradeweb Markets LLC

TW SEF LLC

TWEL Holding LLC

Dealerweb Inc.

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Schedule IV

Name of Signatory
Refinitiv TW Holdings Ltd.
Refinitiv US PME LLC
Barclays Unquoted Investments Limited
Citigroup Strategic Investments LLC
DBR Investments Co. Limited
Goldman Sachs PSI Global Holdings LLC
JPMC Strategic Investments Incorporation
The Lee Olesky 2019 Family Trust U/A/D March 21, 2019
Morgan Stanley Fixed Income Ventures Inc.
NEXT Investment Aggregator II (GP), LLC
Wells Fargo Central Pacific Holdings Inc.
Martin J. Brand
Enrico Bruni
John G. Finley
Douglas Friedman
Scott C. Ganeles
William Hult
Paula B. Madoff
Simon Maisey
Lee Olesky
Justin Peterson
Thomas Pluta
James R. Spencer III
Debra Walton
Robert Warshaw
Brian J. West
Scott Zucker

33

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Tradeweb Markets Inc.

Lock-Up Agreement

_______, 2020

J.P. Morgan Securities LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

As representatives of the several Underwriters
named in Schedule I of the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West St.
New York, New York 10282

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Re: Tradeweb Markets Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Tradeweb Markets Inc., a Delaware corporation (the “Company”) and Tradeweb Markets LLC (“TWM LLC”), providing for a public offering (the “Offering”) of shares (the “Shares”) of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), of the Company pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock, Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), Class C common stock, par value $0.00001 per share (the “Class C Common Stock”) and Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (including, without limitation, limited liability company interests in TWM LLC (the “LLC Units”)), whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned, including any put or call option with respect to any of the Undersigned’s Shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue to and include the date that is 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement (which date, for the avoidance of doubt, shall also be the pricing date of the Offering).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) by will or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) as a distribution to limited partners, members or stockholders of the undersigned, (vi) to the undersigned’s subsidiaries, affiliates, or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency or by operation of law, including pursuant to a domestic relations order or in connection with a divorce settlement, (ix) to the Company or its parent entities or subsidiaries upon the death, disability or termination of employment, in each case, of the undersigned, (x) in connection with transactions by any person other than the Company relating to shares of Common Stock acquired in open market transactions after the completion of the Offering, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of the Common Stock involving a Change of Control (as defined below), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, (xii) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of Common Stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package, provided that any shares of Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of Common Stock or the vesting or settlement of any restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package, in each case on a “cashless,” “net exercise” or “net settlement” basis, provided that any shares of Common Stock received by the undersigned upon any such exercise or vesting or settlement will be subject to the terms of this Lock-Up Agreement, [(xiii) by pledging, hypothecating or otherwise granting a security interest in shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer upon foreclosure upon such shares of Common Stock or such securities, provided, that the undersigned or the Company, as the case may be, shall provide J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC and prior written notice informing them of any public filing, report or announcement with respect to such pledge, hypothecation or other grant of a security interest,]1 or (xiv) with the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC; provided that:

1 To be included for lockups delivered by entities only.

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor;

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (vii) above, if any public reports or filings (including filings under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (a) the undersigned shall provide J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(3) in the case of any transfer pursuant to a domestic relations order or in connection with a divorce settlement pursuant to clause (viii), (x) any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that such transfer is pursuant to a qualified domestic relations order or divorce settlement and (y) no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(4) in the case of clause (x) above, no public report or filings (including filings under Section 16(a) under the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period;

(5) for purposes of clause (xi) above, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity);

[(6) for purposes of clause (xiv), any consent granted by J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC that allows an early release from the restrictions described herein during the Lock-Up Period with respect to any securities of the Company held by Refinitiv Holdings Limited, the undersigned shall also be deemed to have been granted an early release from its obligations hereunder on the same terms and subject to the same conditions (including, if the release is only with respect to a portion of Refinitiv Holding Limited’s Common Stock, such release shall apply to the same relative portion of the Undersigned’s Common Stock).]2

[Notwithstanding the foregoing, clauses (1)(a) and 2(b) above shall not apply with respect to any transfer of shares of Common Stock to charitable organization transferees or recipients (including any direct or indirect member or partner of the undersigned that receives such shares of Common Stock pursuant to a distribution in-kind to such member or partner and is subject to restrictions requiring such shares of Common Stock to be transferred only to charitable organizations pursuant to clause (ii) above) in an aggregate amount, together with any such transfers pursuant to any substantially similar lock-up agreement with J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, not to exceed 1% of the outstanding shares of Common Stock.]3

In addition, notwithstanding the foregoing, nothing in this agreement shall prevent (x) the entry into a trading plan established in accordance with Rule 10b5-1 (a "Rule 10b5-1 Plan") under the Exchange Act, provided that, in the case of this clause (x), sales under any such trading plan may not occur during the Lock-Up Period and the entry into such trading plan is not required to be reported in any public report or filing with the SEC other than general disclosure in Company periodic reports to the effect that Company directors and officers may enter into such trading plans from time to time, and (y) any transactions effectuated pursuant to a Rule 10b5-1 Plan established prior to the date of this Lock-Up Agreement, provided that if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transaction, the undersigned shall disclose in such filing that the transaction was effectuated pursuant to a Rule 10b5-1 Plan in existence at the time this Lock-up Agreement was entered into.

2 To be included in bank stockholder lock-ups only.

3 To be included for lock-ups delivered by entities only.

[In addition, notwithstanding the foregoing, if the undersigned is an entity, the entity may transfer the shares of Common Stock of the Company to any wholly owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock except in accordance with this Lock-Up Agreement, and provided further that, if any public reports or filing reporting a reduction in beneficial ownership of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period, (a) the Undersigned shall provide J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such transferee agrees to be bound in writing by the restrictions set forth herein.]4 The undersigned now has, and, except as contemplated by clauses (i) through (xiii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions described in this Lock-Up Agreement shall not apply to (i) the sale of the Undersigned’s Shares pursuant to the Underwriting Agreement; (ii) (a) the sale of the Undersigned’s Shares to the Company or any of its subsidiaries in connection with the purchase of LLC Units and/or shares of Class A Common Stock from the undersigned by the Company or any of its subsidiaries with the net proceeds of the public offering (and cancellation of an equal number of shares of Class C Common Stock or D Common Stock, as applicable) as contemplated in the Pricing Disclosure Package; or (iii) (a) any exchange of LLC Units and a corresponding number of shares of the Class C Common Stock or the Class D Common Stock, as the case may be, for shares of the Class A Common Stock or the Class B Common Stock, as applicable, (b) any exchange of shares of the Class B Common Stock for shares of the Class A Common Stock or (c) any exchange of the Class D Common Stock for shares of the Class C Common Stock, provided that, in the case of this clause (iii) exchanges shall be in accordance with the TWM LLC Agreement, provided further that, in the case of this clause (iii) such shares of Common Stock shall be subject to the provisions of this Lock-Up Agreement.

[For the avoidance of doubt, nothing in this Lock-Up Agreement shall restrict the sale, transfer or other disposition of any interest in the undersigned or any parent company of the undersigned pursuant to the Stock Purchase Agreement dated as of August 1, 2019 between London Stock Exchange Group plc and Refinitiv Holdings Limited, as amended.]5

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement in connection with the Offering may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business. For the avoidance of doubt, it is acknowledged and agreed that (i) any entity (other than the undersigned) in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Lock-Up Agreement, in part or in its entirety.

4 To be included for lock-ups delivered by entities only.

5 To be included in the Refinitiv entities lock-up only.

The undersigned understands that, if (i) the Underwriting Agreement (other than the provisions which survive termination under the terms thereof) shall terminate or be terminated prior to payment for the delivery of the shares of Common Stock to be sold thereunder, (ii) the Registration Statement is withdrawn by the Company, (iii) the Company notifies J.P. Morgan Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC that it does not intend to proceed with the Offering, or (iv) the Underwriting Agreement for the Offering is not executed by May 1, 2020 the undersigned shall be released from all obligations under this Lock-Up Agreement and this Lock-Up Agreement shall be of no further effect. The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Blank]

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

[Signature Page to Lock-Up Agreement]